     As filed with the Securities and Exchange Commission on August 15, 2001
                                                      REGISTRATION NO. 333-_____
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                                KCS ENERGY, INC.
             (Exact name of Registrant as specified in its charter)


                                                  5555 San Felipe
Delaware                                        Houston, Texas 77056                     22-2889584
(State or other jurisdiction          (Address of principal executive offices)         (I.R.S. Employer
of incorporation or organization)                   (Zip Code)                      Identification No.)

                                   ----------

                                KCS ENERGY, INC.
                      2001 EMPLOYEE AND DIRECTOR STOCK PLAN
                            (Full title of the plan)

                                   ----------

                               James W. Christmas
                      President and Chief Executive Officer
                                KCS Energy, Inc.
                                 5555 San Felipe
                              Houston, Texas 77056
                     (Name and address of agent for service)

                                 (713) 877-8006
          (Telephone number, including area code, of agent for service)

                                   ----------

                                    Copy to:
                                 Diana M. Hudson
                      Mayor, Day, Caldwell & Keeton, L.L.P.
                            700 Louisiana, Suite 1900
                              Houston, Texas 77002
                                 (713) 225-7020

                                   ----------

                                           CALCULATION OF REGISTRATION FEE
===================================================================================================================================
              TITLE OF                   AMOUNT TO BE      PROPOSED MAXIMUM               PROPOSED MAXIMUM           AMOUNT OF
    SECURITIES TO BE REGISTERED           REGISTERED    OFFERING PRICE PER SHARE(1)   AGGREGATE OFFERING PRICE(1)  REGISTRATION FEE
--------------------------------------   -------------  ---------------------------   ---------------------------  ----------------
Common Stock, par value $.01 per share    4,362,868             $5.20                  $22,686,914               $5,672
===================================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h).

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS
ITEM 1. PLAN INFORMATION*

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement (the "Registration Statement") in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed with the Securities and Exchange Commission are incorporated herein by reference:

               (a) The latest annual report on Form 10-K of KCS Energy, Inc. (the "Registrant") for its fiscal year ended December 31, 2000;

               (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the document referred to in (a) above; and

               (c) The description of the Registrant's common stock contained in the registration statement pursuant to which the Registrant's shares of common stock were registered under Section 12 of the Exchange Act, and any amendments or reports filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents. Any statement contained herein or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

ITEM 4. DESCRIPTION OF SECURITIES

         Not applicable.



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

ITEM 5. INTEREST OF NAMED EXPERTS AND COUNSEL

         The legality of the common stock offered hereby is being passed upon for the Registrant by Mayor, Day, Caldwell & Keeton, L.L.P., 700 Louisiana, Suite 1900, Houston, Texas 77002.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Under Delaware law, a corporation may include provisions in its certificate of incorporation that will relieve its directors of monetary liability for breaches of their fiduciary duty to the corporation, except under certain circumstances, including a breach of the director's duty of loyalty, acts or omissions of the director not in good faith or which involve intentional misconduct or a knowing violation of law, the approval of an improper payment of a dividend or an improper purchase by the corporation of stock or any transaction from which the director derived an improper personal benefit. The Registrant's restated certificate of incorporation provides that the Registrant's directors are not liable to the Registrant or its stockholders for monetary damages for breach of their fiduciary duty, subject to the described exceptions specified by Delaware law.

         Section 145 of the Delaware General Corporation Law grants to a corporation the power to indemnify each of its officers and directors against liabilities and expenses incurred by reason of the fact that he is or was an officer or director of such corporation if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of such corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The restated bylaws of the Registrant provide for indemnification of each officer and director of the Registrant to the fullest extent permitted by Delaware law.

         Section 145 of the Delaware General Corporation Law also empowers a corporation to purchase and maintain insurance on behalf of any person who is or was an officer or director of such corporation against liability asserted against or incurred by him in any such capacity, whether or not such corporation would have the power to indemnify such officer or director against such liability under the provisions of Section 145. The Registrant has purchased and maintains a directors' and officers' liability policy for such purposes.

         Insofar as the indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8. EXHIBITS

         Reference is made to the Exhibit Index which immediately precedes the exhibits filed with this Registration Statement.

ITEM 9. UNDERTAKINGS

         The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by section 10(a)(3)
               of the Securities Act of 1933, unless the information required to be included in a post-effective amendment is contained in a periodic report filed by the Registrant pursuant to Section 13 or
               Section 15(d) of the Securities Exchange Act of 1934 which is incorporated by reference in this Registration Statement;

                    (ii) To reflect in the prospectus any facts or events
               arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, unless the information required to be included in a post-effective amendment is contained in a periodic report filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 which is incorporated by reference in this Registration Statement; Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                    (iii) To include any material information with respect to
               the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration




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

statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         See Item 6, "Indemnification of Directors and Officers," for the undertaking pursuant to Item 512(h) of Regulation S-K.

                                   SIGNATURES

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF HOUSTON, STATE OF TEXAS, ON AUGUST 15, 2001.

                                   KCS ENERGY, INC.


                                   By: /s/  FREDERICK DWYER
                                       ----------------------------------------
                                       Frederick Dwyer
                                       Vice President, Controller and Secretary


                                POWER OF ATTORNEY

         Each of the undersigned directors and officers of KCS Energy, Inc. does hereby constitute and appoint James W. Christmas and Frederick Dwyer, and each of them, with full power of substitution, as the undersigned's true and lawful attorneys-in-fact and agents to do any and all acts and things in the undersigned's name and behalf in the undersigned's capacities as director and/or officer, and to execute any and all instruments for the undersigned and in the undersigned's name in the capacities indicated below which such person or persons may deem necessary or advisable to enable KCS Energy, Inc. to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this Registration Statement, including specifically, but not limited to, power and authority to sign for the undersigned in the capacities indicated below any and all amendments (including post-effective amendments) hereto, and the undersigned does hereby ratify and confirm all that such person or persons shall do or cause to be done by virtue hereof.

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


Signature                                    Title                                              Date
/s/ JAMES W. CHRISTMAS                       President, Chief Executive                         August 15, 2001
-----------------------------                Officer and Director
James W. Christmas                           (Principal Executive Officer)


/s/ FREDERICK DWYER                          Vice President, Controller and Secretary           August 15, 2001
-----------------------------
Frederick Dwyer                              (Principal Financial and Accounting Officer)


/s/ STEWART B. KEAN                          Chairman of the Board and Director                 August 15, 2001
-----------------------------
Stewart B. Kean


/s/ G. STANTON GEARY                         Director                                           August 15, 2001
-----------------------------
G. Stanton Geary

/s/ JAMES E. MURPHY, JR.                     Director                                           August 15, 2001
-----------------------------
James E. Murphy, Jr.


/s/ ROBERT G. RAYNOLDS                       Director                                           August 15, 2001
-----------------------------
Robert G. Raynolds


/s/ JOEL D. SIEGEL                           Director                                           August 15, 2001
-----------------------------
Joel D. Siegel


/s/ CHRISTOPHER A. VIGGIANO                  Director                                           August 15, 2001
-----------------------------
Christopher A. Viggiano

                                  EXHIBIT INDEX

   Exhibit No.                      Description
   -----------                      -----------
         4.1        Restated Certificate of Incorporation of the Registrant
                    Incorporated by reference to Exhibit (3)i to the
                    Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

         4.2 Restated Bylaws of the Registrant Incorporated by reference to Exhibit (3)iii to the Registrant's Annual Report on Form
                    10-K for the fiscal year ended December 31, 2000.

         4.3 2001 Employee and Director Stock Plan Incorporated by reference to Exhibit (10)iii to the Registrant's Annual
                    Report on Form 10-K for the fiscal year ended December 31, 2000.

           5        Opinion of Mayor, Day, Caldwell & Keeton, L.L.P.

        23.1        Consent of Arthur Andersen LLP.

        23.2        Consent of Netherland, Sewell & Associates, Inc.

        23.3        Consent of Mayor, Day, Caldwell & Keeton, L.L.P. (included in Exhibit 5).

          24        Power of Attorney (see signature page of this Registration Statement).



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